Exhibit 99.1

For Immediate Release	Contact:
Claire M. Chadwick
EVP and Chief Financial Officer
630 Godwin Avenue
Midland Park, NJ 07432
P: (201) 444-7100

PRESS RELEASE

Stewardship Financial Corporation Announces Closing of
Up-Sized Common Stock Follow-On Offering,
Including Full Exercise of the Underwriter’s Option

Midland Park, NJ - April 17, 2017 - Stewardship Financial Corporation (NASDAQ: SSFN) (the “Corporation”), the parent company of Atlantic Stewardship Bank serving Northern New Jersey, today announced the closing of its underwritten public offering of 2,509,090 shares of the Corporation’s common stock, which includes 327,272 shares issued pursuant to the full exercise of the underwriter’s option to purchase additional shares, at a price to the public of $8.25 per share, for aggregate gross proceeds of approximately $20.7 million. The offering was increased from the originally announced amount of 1,800,000 shares. The net proceeds to the Corporation after deducting the underwriting discount and estimated offering expenses are expected to be approximately $18.8 million. The Corporation expects to use the net proceeds of this offering to support organic growth and other general corporate purposes.

Sandler O’Neill + Partners, L.P. served as the sole book-running manager for the offering. The shares were issued pursuant to registration statements filed with the Securities and Exchange

Press Release - Midland Park, NJ
Stewardship Financial Corporation, continued                     April 17, 2017

Commission (the “SEC”) on Form S-1 (File No. 333-216878 and File No. 333-217237).

Additional Information Regarding the Offering
The offering was made pursuant to an effective registration statement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale of securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations of offers to buy or sales of securities will only be made by means of a prospectus, copies of which may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128. The registration statement may also be accessed through the SEC's website at www.sec.gov .

About Stewardship Financial Corporation
Stewardship Financial Corporation’s subsidiary, Atlantic Stewardship Bank (“ASB”) is a full-service community bank serving both individuals and businesses. ASB is known for tithing, or sharing, 10% of its pre-tax profits with Christian and local charities. To date, ASB’s total tithe donations total over $9 million. ASB maintains 11 banking locations in NJ and plans to open a twelfth location in Morristown in late spring. Current locations include: Midland Park, Hawthorne, Montville, North Haledon, Pequannock, Ridgewood, Waldwick, Westwood, Wyckoff and two offices in Wayne.

Press Release - Midland Park, NJ
Stewardship Financial Corporation, continued                     April 17, 2017

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Stewardship Financial Corporation to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in the Stewardship Financial Corporation’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Stewardship Financial Corporation undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

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